151 Farmington Avenue Hartford, Conn. 06156	Media Contact: Fred Laberge 860-273-4788 labergear@aetna.com
Investor Contact: Kim A. Keck 860-273-1327 keckka@aetna.com

News Release _________________________________________________________

AETNA TO HOST CONFERENCE CALL WITH INVESTORS

HARTFORD, CT., March 18, 2010 – Aetna (NYSE: AET) announced today that it will hold a conference call with investors on Friday, March 19, 2010 rather than conduct an in-person meeting in New York City, as originally planned, due to the current political environment.

During the newly scheduled conference call, to be held at 8:30 a.m. E.T., Executive Vice President and CFO Joseph M. Zubretsky will provide guidance on certain first quarter 2010 metrics and reaffirm the company’s previously disclosed full-year 2010 operating earnings per-share guidance of $2.55 to $2.65.(1)

The public may access the conference call through a live audio webcast available on Aetna’s Investor Information link on the Internet at www.aetna.com.  The conference call also can be accessed by dialing 877-604-9674 or 719-325-4755 for international callers.  The company suggests participants dial in approximately 10 minutes before the call.  The access code is 1337467.  Individuals who dial in will be asked to identify themselves and their affiliations.  A replay of the call may be accessed through Aetna’s Investor Information link on the Internet at www.aetna.com or by dialing 888-203-1112, or 719-457-0820 for international callers.  The replay access code is 1337467.

Anyone listening to the presentation is encouraged to read Aetna’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission for a discussion of Aetna's historical results of operations and financial condition.  Information reconciling certain financial and other measures that may be disclosed in the call to relevant GAAP measures will be available prior to the call via the Investor Information portion of Aetna’s website.

About Aetna
Aetna is one of the nation’s leading diversified health care benefits companies, serving approximately 36.1 million people with information and resources to help them make better informed decisions about their health care.  Aetna offers a broad range of traditional and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities and health care management services for Medicaid plans.  Our customers include employer groups, individuals, college students, part-time and hourly workers, health plans, governmental units, government-sponsored plans, labor groups and expatriates.  For more information, see www.aetna.com.

(1)  Projected operating earnings per share exclude any impact of health care reform, which Aetna is not able to project.  Projected operating earnings per share also exclude any future net realized capital gains or losses and other items, if any, from net income.  Aetna is not able to project the amount of future net realized capital gains or losses and therefore cannot reconcile projected operating earnings to projected net income or to a projected change in net income in any period.  Although the excluded items may recur, management believes that operating earnings and operating earnings per share provide a more useful comparison of Aetna’s underlying business performance from period to period.  Net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of liabilities.  However, these transactions do not directly relate to the underwriting or servicing of products for customers and are not directly related to the core performance of Aetna’s business operations.  In addition, management uses operating earnings to assess business performance and to make decisions regarding Aetna’s operations and allocation of resources among Aetna’s businesses.  Operating earnings is also the measure reported to the Chief Executive Officer for these purposes. Projected operating earnings per share for the full year 2010 assume approximately 430 million weighted average diluted shares.

CAUTIONARY STATEMENT; ADDITIONAL INFORMATION -- -- The projections contained in this press release, including Aetna’s full year 2010 operating earnings per-share and weighted average diluted shares guidance, are forward-looking. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond Aetna's control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including the outcome of the health care reform debate; adverse and less predictable economic conditions in the U.S. and abroad (including unanticipated levels of or rate of increase in the unemployment rate); adverse changes in federal or state government policies or regulations as a result of health care reform or otherwise (including legislative proposals that would affect our business model and/or limit our ability to price for the risk we assume and/or reflect reasonable costs or profits in our pricing and other proposals, such as initiatives to mandate minimum medical benefit ratios or eliminate or reduce ERISA pre-emption of state laws, that would increase potential litigation exposure or mandate coverage of certain health benefits); our ability to differentiate our products and solutions from those offered by our competitors, and demonstrate that our products lead to access to better quality of care by our members; unanticipated increases in medical costs (including increased intensity or medical utilization as a result of the H1N1 flu, increased COBRA participation rates or otherwise; changes in membership mix to higher cost or lower-premium products or membership-adverse selection; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; increases resulting from unfavorable changes in contracting or re-contracting with providers, and increased pharmacy costs); failure to achieve desired rate increases and/or profitable membership growth due to the slowing economy and/or significant competition, especially in key geographic markets where membership is concentrated; adverse changes in size, product mix or medical cost experience of membership; adverse pricing or funding actions by federal or state government payors; our ability to integrate, simplify, and enhance our existing information technology systems and platforms to keep pace with changing customer and regulatory needs; the ability to successfully integrate our businesses (including acquired businesses) and implement multiple strategic and operational initiatives simultaneously; managing CEO succession and retention of key executive talent; the ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; the outcome of various litigation and regulatory matters, including litigation concerning, and ongoing reviews by various regulatory authorities of, certain of our payment practices with respect to out-of-network providers; reputational issues arising from data security breaches or other means; the ability to improve relations with providers while taking actions to reduce medical costs and/or expand the services we offer; increases in medical costs or Group Insurance claims resulting from any epidemics, acts of terrorism or other extreme events; and a downgrade in our financial ratings.  For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2009 Annual Report on Form 10-K (the “2009 Annual Report”) on file with the Securities and Exchange Commission (“SEC”).  You also should read the 2009 Annual Report for a discussion of Aetna's historical results of operations and financial condition.